SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             DRS TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X} No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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       to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:
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     4) Date Filed:
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

[DRS LOGO]

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 5, 1998

To the Stockholders of
DRS TECHNOLOGIES, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of DRS Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York at 10:00 A.M., local time, on Wednesday, August 5, 1998, for the following purposes:

          (1) To elect three Class III directors, each to hold office for a term of three years;

          (2) To consider and vote upon a proposal to ratify and approve the designation of KPMG Peat Marwick LLP as the independent certified public accountants for the Company; and

          (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 22, 1998 are entitled to notice of and to vote at the Meeting and any adjournment thereof.


                                           By Order of the Board of Directors,
                                           DRS Technologies, Inc.

                                           /s/ NINA LASERSON DUNN
                                           ----------------------------
                                           NINA LASERSON DUNN
                                           Secretary



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                             YOUR VOTE IS IMPORTANT

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) AS SOON AS POSSIBLE, EVEN IF YOU ARE CURRENTLY PLANNING TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

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



[PASTE UP LOGO]

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                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 5, 1998

     This proxy statement and the accompanying proxy are to be mailed to holders of Common Stock, $.01 par value (the "Common Stock"), of DRS Technologies, Inc. (the "Company"), commencing on or about July 6, 1998 in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 1998 Annual Meeting of Stockholders (the "Meeting") of the Company to be held Wednesday, August 5, 1998, at 10:00 A.M., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York.

     The Board has fixed the close of business on June 22, 1998 as the record date for determining the stockholders of the Company entitled to vote at the Meeting. As of June 22, 1998, the Company had outstanding 6,201,976 shares of Common Stock (exclusive of 402,461 shares held in the treasury, which will not be voted at the Meeting).

VOTING AND REVOCATION OF PROXIES

     If a proxy card is returned by a stockholder properly signed and is not revoked, the shares of Common Stock represented will be voted by the persons named on the proxy card, or their substitutes, in accordance with the stockholder's directions. Stockholders are urged to grant or withhold authority to vote for the nominees for election as directors and to specify their choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy card. If a proxy card is signed and returned without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the Board of Directors with respect to other matters.

     The execution of a proxy does not affect the right of a stockholder to attend the Meeting and vote in person. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of its revocation to the Secretary of the Company at the address indicated above, by executing and delivering to the Company another proxy dated after the proxy to be revoked or by attending the Meeting and voting in person.

VOTING RIGHTS

     The holders of Common Stock are entitled to one vote for each share held on the record date to elect directors and one vote per share on all matters for which a vote of stockholders is required by Delaware law. The presence at the Meeting, in person or by proxy, of a majority of the shares of the Common Stock shall constitute a quorum for the election of directors and for the transaction of other business at the Meeting.

                              ELECTION OF DIRECTORS

     The Board is divided into three classes: Class I directors, Class II directors and Class III directors, with each class consisting of as nearly an equal number of directors as possible. The members of one of the three classes of directors are elected each year; such directors hold office for three-year terms and until their successors are elected and qualified.

     If a quorum of stockholders is present in person or by proxy at the Meeting, the holders of Common Stock will elect three Class III directors by a plurality of the votes cast by such holders. Because Mr. Jack Rachleff, who has served as a Class III director since 1968, plans to retire from the Board of Directors at the end of his term, he is not a nominee. Instead, Mr. Eric J. Rosen will be the nominee for Class III director. The Class I directors, Messrs. Mark S. Newman and Donald C. Fraser, will continue to serve until the expiration of their terms in 1999. However, Mr.

Theodore Cohn, who has served as a Class I director since 1980, plans to retire as of the date of the Meeting. The Class II directors, Messrs. Mark N. Kaplan and Ira Albom, will continue to serve until the expiration of their terms in 2000.

     Set forth below is certain information concerning the persons nominated by the Board of Directors for election at the Meeting, as well as the directors whose terms of office will continue after the Meeting, including their ages, any positions held with the Company and its subsidiaries, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the Board of Directors.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

     Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following persons as Class III directors for three-year terms of office expiring at the 2001 Annual Meeting of Stockholders of the Company:

     STUART F. PLATT--
     Vice President of the Company; President-DRS Data Systems Group

          RADM Stuart F. Platt, USN (Ret.), age 64, became a director of the Company in 1991 and in July 1992 became the President of DRS Precision Echo, Inc., a wholly-owned subsidiary of the Company ("Precision Echo"). In May 1994, he became a Vice President of the Company and also serves as the President of the Company's Data Systems Group, of which Precision Echo is a part. Rear Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987.

     WILLIAM F. HEITMANN--
     Vice President-Bell Atlantic Corp.

          William F. Heitmann, age 49, became a director of the Company in February 1997. Mr. Heitmann has been employed by Bell Atlantic Corp. and its predecessors since 1971, and has been a Vice President since 1996. Mr. Heitmann was involved in the merger integration activities of NYNEX and Bell Atlantic. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Co. Prior to that, he was Corporate Director of Finance and President of NYNEX Credit Co. Mr. Heitmann also serves as a director for Bell Atlantic Asset Management Co. and is Chairman of Bell Atlantic Credit Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund.

     ERIC J. ROSEN
     Managing Director-Onex Investment Corp.

          Mr. Rosen, age 37, is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen also serves as a director of Caterair International, Dura Automotive Systems, Tower Automotive, Inc., Ripplewood Holdings, Phoenix Pictures and Worldbridge Broadband Services. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, are first cousins.

     CLASS I DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY

     MARK S. NEWMAN--
     Chairman of the Board, President and Chief Executive Officer of the Company

          Mark S. Newman, age 48, became a director of the Company in 1988. Mr. Newman has been employed by the Company since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of the Company, and in August 1995, he became Chairman of the Board.

     DONALD C. FRASER--
     Professor-Boston University

          The Honorable Dr. Donald C. Fraser, age 57, became a director of the Company in 1993. He currently serves as Director of the Boston University Photonics Center and as Professor of Engineering and Physics at such university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He also served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence, from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

     CLASS II DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY

     MARK N. KAPLAN--
     Partner-Skadden, Arps, Slate, Meagher & Flom LLP

          Mark N. Kaplan, age 68, became a director of the Company in 1986. Mr. Kaplan has been a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1979. Mr. Kaplan also serves as a director of American Biltrite Inc., Grey Advertising Inc., MovieFone Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.

     IRA ALBOM--
     Senior Vice President-Teleflex, Inc.

          Ira Albom, age 69, became a director of the Company in February 1997. Mr. Albom has been employed since 1977 by Teleflex, Inc., a defense and aerospace company, and has been Senior Vice President at Teleflex since 1987. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. Since 1987, he has been actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                         THE ELECTION OF THE NOMINEES.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP as independent public accountants of the Company for the year ending March 31, 1999. The Company has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

     Although not legally required to do so, the Board of Directors of the Company is submitting the selection of KPMG Peat Marwick LLP for ratification by the stockholders at the Meeting. If a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Meeting is not voted for ratification (which is not expected), the Board of Directors of the Company will reconsider its appointment of KPMG Peat Marwick LLP as independent certified public accountants for the year ending March 31, 1999.

     KPMG Peat Marwick LLP will have a representative at the Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
               STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP

     The following table shows as of June 1, 1998, the number of shares of Common Stock beneficially owned by each director and nominee, each executive officer and by all directors, nominees and executive officers of the Company as a group.

                                                             COMMON STOCK(a)
                                                      --------------------------
                                                                        PERCENT
                                                         SHARES        OF CLASS
                                                      ---------------  --------
        Mark S. Newman .............................  274,026(b)(c)(d)   4.3
        Ira Albom ..................................   17,000(c)         0.3
        Theodore Cohn ..............................   10,900(c)         0.2
        Donald C. Fraser ...........................    5,000(c)         0.1
        William F. Heitmann ........................    5,000(c)         0.1
        Mark N. Kaplan .............................    5,000(c)         0.1
        Stuart F. Platt ............................   40,650(c)         0.7
        Jack Rachleff ..............................    6,000            0.1
        Eric J. Rosen ..............................       --            --
        Paul G. Casner, Jr. ........................   40,336(c)         0.6
        Nina Laserson Dunn .........................   20,000(c)         0.3
        Nancy R. Pitek .............................   12,828(b)(c)      0.2
        Richard Ross ...............................   35,311(c)         0.6
        All directors, nominees and executive
          officers as a group (13 persons) .........  463,603(b)(c)(d)   7.1

-----------

(a) As of June 1, 1998, the Company had outstanding 6,198,776 shares of Common Stock (excluding 402,461 shares held in the treasury). Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of Common Stock indicated opposite such beneficial owner's name.

(b) Includes 8,448 shares of Common Stock held by the trustee of the Company's Retirement/Savings Plan. Mr. M. Newman and Ms. N. Pitek share the power to direct the voting of such shares as members of the administrative committee of such plan. Mr. M. Newman and Ms. N. Pitek disclaim beneficial ownership as to and of such shares.

(c) Includes shares of Common Stock which might be purchased upon exercise of options which were exercisable on June 1, 1998 or within 60 days thereafter, as follows: Mr. M. Newman, 162,500 shares; Mr. I. Albom, 5,000 shares; Mr. T. Cohn, 5,000 shares; Dr. D. Fraser, 5,000 shares; Mr. W. Heitmann, 5,000 shares; Mr. M. Kaplan, 5,000 shares; Mr. S. Platt, 30,000 shares; Mr. P. Casner, Jr., 30,000 shares; Ms. N. Dunn, 20,000 shares; Ms.
     N. Pitek, 2,000 shares; Mr. R. Ross, 31,000 shares; and all directors, nominees and executive officers as a group, 300,500 shares.

(d) Includes 4,800 shares of Common Stock held by Mr. M. Newman as custodian for his daughter, over which Mr. M. Newman has sole voting and investment power.

     The following table sets forth certain information, as of June 1, 1998, with respect to each person, other than directors, nominees and executive officers of the Company, which has advised the Company that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of more than five percent of a class of voting securities of the Company. Such information has been derived from statements on Schedule 13D or 13G filed with the Securities and Exchange Commission by the person(s) listed below.

                                                     AMOUNT AND
                                                     NATURE OF
         NAME AND ADDRESS                            BENEFICIAL       PERCENT
        OF BENEFICIAL OWNER                          OWNERSHIP       OF CLASS
        -------------------                          ---------       --------
First Pacific Advisors, Inc. ....................   1,670,309(a)       24.5
 11400 West Olympic Blvd., Suite 1200
 Los Angeles, CA 90064

Palisade Capital Management, L.L.C. .............     818,100(b)       13.2
 One Bridge Plaza, Suite 695,
 Fort Lee, NJ 07024

FMR Corp. .......................................     558,800(c)        9.0
 82 Devonshire Street, Boston, MA 02109

Michael N. Taglich ..............................     529,850(d)        8.5
 Taglich Brothers, D'Amadeo, Wagner, &
 Company, Incorporated
 100 Wall Street, New York, NY 10005

Forest Investment Management LLC ................     462,599(e)        7.5
 53 Forest Avenue, Greenwich, CT 06870

Tontine Partners, L.P. ..........................     435,300(f)        7.0
Tontine Overseas Fund, Ltd.
 200 Park Avenue, Suite 3900,
 New York, NY 10166

SoundShore Partners LP ..........................     352,655(g)        5.4
 29 Richmond Road, Pembroke HM08
 Hamilton, Bermuda, DO 4412952121

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(a)  Includes 508,475 shares of Common Stock from the assumed conversion of
     $4,500,000 principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003, 104,734 shares of Common Stock from the assumed conversion of $1,571,000 principal amount of the Company's 8-1/2% Convertible Subordinated Debentures due 1998 and 1,057,100 shares of Common Stock beneficially owned by First Pacific Advisors, Inc. ("First Pacific") through control of FPA Capital Fund, Inc. (Capital Fund"), Source Capital, Inc. ("Source Capital") and FPA New Income, Inc. ("New Income") to which First Pacific serves as investment advisor. The Company has been advised that First Pacific has shared voting power with respect to 300,000 shares and shared dispositive power with respect to 1,670,309 shares, Capital Fund has sole voting power and shared dispositive power with respect to 510,000 shares, Source Capital has sole voting power and shared dispositive power with respect to 273,923 shares and New Income has sole voting power and shared dispositive power with respect to 282,789 shares.

(b) Represents shares of Common Stock held by Palisade Capital Management, L.L.C., acting as investment advisor to (i) Chrysler Corp. Emp. #1 Pension Plan Dtd. 4-1-89, (ii) IBM Corp. Retirement Plan Trust Dtd. 12-18-45,(iii) G.E. Pension Trust, and (iv) NYNEX Master Pension Trust Dtd. 1-1-84.

(c) Represents shares of Common Stock held by Fidelity Low-Priced Stock Fund (the "Stock Fund") and Fidelity Management & Research Company ("Fidelity"), acting as investment advisor for the Stock Fund. Fidelity is a wholly-owned subsidiary of FMR Corp. FMR Corp., through its control of Fidelity, has sole power to dispose of the shares. Sole power to vote resides with the Stock Fund's Board of Trustees.

(d) Consists of 312,450 shares of Common Stock held by Lancer Partners, Inc. ("Lancer Partners"), 11,500 shares of Common Stock held by Antrade, N.V. ("Antrade"), 15,200 shares of Common Stock held by Album N.V. ("Album"), 11,600 shares of Common Stock held by Ralco Investments Group ("Ralco"), 156,850 shares of Common Stock held by Lancer Offshore, Inc. ("Lancer Offshore") and 22,250 shares of Common Stock held by Michael Lauer. The Company has been advised that Michael Lauer has sole voting power and sole dispositive power with respect to 22,250 shares. Michael N. Taglich and Michael Lauer serve as general partners of Lancer Partners and managing partners of Lancer Offshore. The Company has been advised that Messrs. Taglich and Lauer also share voting and dispositive authority over the shares held by Album, Antrade and Ralco resulting in shared voting and shared dispositive power with respect to a total of 507,600 shares.

(e) Represents 462,599 shares of Common Stock, held by Forest Investment Management LLC ("Forest"), Founders Financial Group, L.P. ("Founders"), in its capacity as the owner of a controlling interest in Forest, Michael A. Boyd, Inc. ("MAB, Inc."), in its capacity as the general partner of Founders, and Michael A. Boyd ("Mr. Boyd"), in his capacity as the sole director and shareholder of MAB, Inc. The Company has been advised that Mr. Boyd has sole voting and dispositive power of the shares.

(f) Consists of 156,400 shares of Common Stock held by Tontine Partners, L.P. and Tontine Management, L.L.C., as the general partner of Tontine Partners, L.P., and 278,900 shares of Common Stock held by Tontine Overseas Fund, Ltd. (the "Fund") and Tontine Overseas Associates, L.L.C., in its capacity as investment manager to the Fund. The Company has been advised that Jeffrey I. Gendell, as the managing member of Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C., has shared voting power and dispositive authority over the shares held by all parties resulting in shared voting and shared dispositive power with respect to a total of 435,300 shares.

(g) Represents 352,655 shares of Common Stock from the assumed conversion of $3,121,000 principal amount of the Company's 9% Senior Subordinated Convertible Debentures due 2003. SoundShore Partners LP has sole voting and sole dispositive power over the shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater-than-ten-percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the Company's most recent fiscal year, the Company believes that all its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998.

THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The Board of Directors has appointed from its members an Audit Committee, an Executive Compensation Committee and a Stock Option Committee with the following areas of responsibility:

          The Audit Committee oversees and reports to the Board concerning the general policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting and internal controls. It also maintains a direct exchange of information between the Board and the Company's independent auditors. Until August 6, 1997, the Audit Committee consisted of Theodore Cohn, Mark N. Kaplan and Jack Rachleff. At a meeting of the Board on August 6, 1997, the composition of the Audit Committee was changed to Theodore Cohn, William F. Heitmann, Mark N. Kaplan and Jack Rachleff. The Audit Committee held four meetings during fiscal 1998.

          The function of the Executive Compensation Committee (the "Compensation Committee") is to establish the compensation of the Chief Executive Officer and the other executive officers of the Company. During fiscal 1998, the Compensation Committee consisted of Theodore Cohn, Donald
     C. Fraser, Mark N. Kaplan and Jack Rachleff. The Compensation Committee met one time during fiscal 1998.

          The function of the Stock Option Committee is to administer the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan. In compliance with Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, no person appointed to the Stock Option Committee, for at least one year prior to such appointment or during such appointment, will be granted or awarded equity securities of the Company or any of its affiliates pursuant to certain plans of the Company or its affiliates, except as permitted by Rule 16b-3. Until August 6, 1997, the Stock Option Committee consisted of Donald C. Fraser and Jack Rachleff. At a meeting of the Board on August 6, 1997, the composition of the Stock Option Committee was changed to Ira Albom, Donald C. Fraser and Jack Rachleff. The Stock Option Committee met one time during fiscal 1998.

          The Board held eight meetings during the Company's fiscal year ended March 31, 1998. In the same period, no director of the Company attended fewer than 75% of the meetings of the Board or meetings of the committees on which the director served during the period of his service as a director.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries do not receive directors' fees. During fiscal 1998, each director who was not an employee of the Company or one of its subsidiaries received a retainer of $15,000 for his services, plus a fee of $2,500 for each meeting of the Board attended. Such directors who also served on committees of the Board received an additional $1,250 for services rendered in connection with committee meetings attended which were not held on the same day as meetings of the full Board.

     On February 7, 1996, the Stock Option Committee adopted and the Board ratified resolutions which instituted an arrangement under the Company's 1991 Stock Option Plan by which each director who was not or has never been an employee of the Company or one of its subsidiaries (a "Non-Employee Director") as of such date would be (a) immediately granted a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock of the Company and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a Non-Qualified Stock Option to purchase 2,500 shares of Common Stock. These resolutions were approved by the stockholders of the Company on August 7, 1996. The Company's 1996 Omnibus Plan (the "Plan") was approved by the Board on June 17, 1996 and approved by the stockholders of the Company on August 7, 1996. The Non-Employee Directors described above are also eligible under the Plan to receive grants of options to purchase 2,500 shares of Common Stock on the dates described above. However, provisions in each of the resolutions and the Plan state that a Non-Employee Director may not be granted options to purchase more than 2,500 shares of Common Stock under the Plan or any other stock option plan of the Company during any tax year of the Company, thus avoiding any potential for overlap.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently is occupying and leasing a building at 138 Bauer Drive (the "LDR Building") owned by LDR Realty Co. ("LDR"), a partnership wholly owned, in equal amounts, by David E. Gross, a co-founder and the former President and Chief Technical Officer of the Company, and Leonard Newman, a co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary of the Company and the father of Mark S. Newman, the current Chairman of the Board, President and Chief Executive Officer of the Company. The current renegotiated lease agreement expires on June 30, 2002 at a monthly rental of $19,439. The Company is required to pay all real estate taxes and is responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. The Company believes that this lease was consummated on terms no less favorable than those that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arm's-length basis.

     Skadden, Arps, Slate, Meagher & Flom LLP, a law firm of which Mark N. Kaplan, a director, is a member, provided legal services to the Company during its 1998 fiscal year.

     In July 1993, the Company and Donald C. Fraser, a director, entered into a consulting agreement pursuant to which Dr. Fraser will provide consultation to the Company concerning defense technologies. Under the terms of the consulting agreement, as amended, consulting services are to be provided to the Company on an as-requested basis, for a fee of $1,500 per day plus approved travel and miscellaneous expenses. During fiscal 1998, total remuneration paid to Dr. Fraser under this agreement approximated $2,489.

     In October 1993, the Company issued a Demand Grid Note (the "Grid Note") in the principal amount of $100,000 to Paul G. Casner, Jr., Vice President of the Company and President of the Company's Electronic Systems Group. Interest on the Grid Note was computed at the applicable federal rate necessary under the Internal Revenue Code of 1986, as amended, to avoid an imputed rate of interest. As of January 1997, all balances and accrued interest on the Grid Note had been forgiven. See "Executive Compensation."

     In May 1995, the Company became a party to a loan with Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, to provide an amount equal to the exercise price of incentive stock options which had been granted to him under the Company's 1981 Incentive Stock Option Plan. The loan is evidenced by a promissory note in the principal amount of $104,500 and bears interest at an annual rate of 8%. The loan is payable on the earlier of (i) the sale or disposition of the shares of stock obtained pursuant to the exercise of the stock options, (ii) cessation of Mr. M. Newman's employment by the Company or (iii) May 25, 2005. Interest is payable on May 25 of each calendar year or at such earlier time as the loan is repaid.

     On March 28, 1996, the Company entered into an Employment, Non-Competition and Termination Agreement (the "Newman Agreement") with Leonard Newman, the co-founder and former Chairman of the Board and Chief Executive Officer of the Company and the father of Mark S. Newman, the current Chairman of the Board, President and Chief Executive Officer of the Company. Pursuant to the Newman Agreement, Mr. L. Newman received a lump sum payment of approximately $2.0 million. Under the terms of the Newman Agreement, Mr. L. Newman has agreed to provide consulting services, as required from time to time, to the Company for a five-year period and also has agreed not to compete with the Company during this same period. Also, under the Newman Agreement, the Company will continue to provide to Mr. L. Newman, on an annual basis, the sum sufficient to pay the scheduled premium on a keyman policy previously transferred to Mr. L. Newman.

     During fiscal 1998, the Company paid Ira Albom, a director of the Company, to provide consultation services to the Company regarding strategic planning. Such consulting services were provided to the Company on an as-requested basis, for a fee of $1,000 per day plus approved travel and miscellaneous expenses. During fiscal 1998, total remuneration paid to Mr. Albom under this arrangement approximated $3,433.



                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1998, 1997 and 1996, of those persons who were, at March 31, 1998, (i) the chief executive officer and (ii) the four most highly compensated executive officers of the Company other than the chief executive officer (the
"Named Officers").

                         SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION(a)             LONG-TERM COMPENSATION
                               ---------------------------------   ----------------------------
                                                                    RESTRICTED
                                                                       STOCK                           ALL OTHER
                                                                    AWARD(S)($)                     COMPENSATION($)
NAME AND PRINCIPAL POSITION    FISCAL YEAR   SALARY($)   BONUS($)      (b)            OPTIONS(#)      (c)(d)(e)
---------------------------    -----------   ---------   --------  ----------         ----------    --------------
Mark S. Newman ................   1998        365,512    228,480     57,120            20,000(f)        30,782
 Chairman of the Board,           1997        342,739    192,000     48,000            50,000(g)        30,699
 President & Chief                1996        295,899    160,000     66,199                 0           21,866
 Executive Officer

Nina Laserson Dunn(h) .........   1998        191,875    118,880     29,720            50,000(i)        10,465
 Executive Vice President,
 General Counsel &
 Secretary

Paul G. Casner, Jr. ...........   1998        225,865    105,120     26,280            10,000(f)        15,424
 Vice President &                 1997        209,139     56,000     14,000            10,000(j)        39,621(k)
 President--Electronic            1996        198,000      4,000     26,480                 0           57,887(k)
 Systems Group

Stuart F. Platt ...............   1998        274,439          0          0            10,000(f)        18,737
 Vice President &                 1997        255,008     80,000     20,000            10,000(j)        19,802
 President--Data System           1996        255,088     80,000     33,099            50,000(l)         8,206
 Group

Richard Ross ..................   1998        210,000     72,800     18,200            10,000(f)        14,985
 Vice President &                 1997        211,808     63,200     15,800            10,000(j)        12,723
 President--Electro-Optical       1996        209,674     60,000     24,829            50,000(l)         9,740
 Systems Group

---------------

(a) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 1998, 1997 and 1996, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities and Exchange Commission earned by the Named Officers.

(b) During the fiscal years ending March 31, 1998, 1997 and 1996, a portion of the total bonus awarded to the Named Officers was payable in shares of restricted stock of the Company. The shares are restricted for a period of three years and may not be sold or transferred until the end of such period. In the event a Named Officer leaves the employ of the Company before the restrictions lapse, all rights to the shares may be forfeited.

(c) Includes the amounts of employer contributions which vested pursuant to the Company's Retirement/Savings Plan (see "Retirement/Savings Plan") in the fiscal years ended March 31, 1998, 1997 and 1996, respectively, in the accounts of the Named Officers, as follows: Mr. M. Newman, $4,442, $4,920 and $4,629; Ms. N. Dunn, $1,295; Mr. P. Casner, Jr., $5,188, $3,820 and
     $3,706; Mr. S. Platt, $1,601, $2,748 and $3,556; and Mr. R. Ross, $5,703,
     $3,890 and $3,696.

(d) Includes the fixed annual amounts, computed on a fiscal year basis, provided by the Company for the benefit of the Named Officers, to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered or paid to them under the Company's group medical and hospitalization plans during the fiscal years ended March 31, 1998, 1997 and 1996, respectively, as follows: Mr. M. Newman,

     $10,000, $10,000 and $7,000; Ms. N. Dunn, $7,500; Mr. P. Casner, Jr.,
     $5,000, $5,000 and $1,250; Mr. S. Platt, $5,000, $5,000 and $4,250; and Mr.
     R. Ross, $5,000, $5,000 and $4,250.

(e) The Company pays the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, the Company pays premiums on policies maintained in connection with its Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan "). Under certain of the life insurance policies, the Company is a beneficiary to the extent of the premiums paid. The total amounts of the premiums paid by the Company or the economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 1998, 1997 and 1996, respectively, were as follows: Mr. M. Newman, $16,340, $15,779 and $10,237; Ms. N. Dunn, $1,670; Mr. P. Casner,
     Jr., $5,236, $4,685 and $531; Mr. S. Platt, $12,136, $10,599 and $400; and
     Mr. R. Ross, $4,282, $3,833 and $1,794.


(f) Represents incentive stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1996 Omnibus Plan. Such options, granted on May 20, 1997, become exercisable three years from the date of grant.

(g) Represents non-qualified stock options to purchase shares of Common Stock issued to Mr. M. Newman under the Company's 1996 Omnibus Plan. Such options, granted on November 26, 1996, become exercisable cumulatively at 25% per year on each of the first four anniversaries of the date of grant.

(h)  Ms. N. Dunn was hired by the Company effective July 1, 1997.

(i) Represents non-qualified and incentive stock options to purchase 20,000 and 30,000 shares, respectively, of Common Stock issued to Ms. N. Dunn under the Company's 1996 Omnibus Plan. Such options, granted on April 30, 1997, were exercisable as to 20% upon the date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

(j) Represents total incentive and non-qualified stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1996 Omnibus Plan. Such options, granted on November 26, 1996, become exercisable three years from the date of grant.

(k)  Includes forgiveness of principal and interest owed pursuant to the Grid
     Note in an amount equal to $26,125 and $52,400, during the fiscal years ending March 31, 1997 and 1996, respectively.

(l) Represents incentive stock options to purchase shares of Common Stock issued to the Named Officers under the Company's 1991 Stock Option Plan. Such options, granted on February 7, 1996, became exercisable six months from the date of grant with respect to 20% of such options and are further exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     In April 1994, the Company entered into an agreement with Richard Ross which provided for a severance benefit in the event of (i) termination of his employment other than for cause, (ii) diminution in compensation and/or responsibilities and (iii) the change in ownership of the Company or DRS Photronics, Inc., a wholly-owned subsidiary of the Company. The severance benefit is equal to 30 months of Mr. Ross' then current salary plus reimbursement of outplacement expenses up to a maximum of $15,000.

     In November 1996, the Company entered into an agreement with Mark S. Newman (the "Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro-rata portion of the bonus earned for the previous fiscal year. In the event of a change in control, the severance benefit would be equal to 2.99 times Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Mr. Newman. In addition, all stock options granted to Mr. Newman would immediately vest and would become exercisable during the twelve (12) month period following termination.

     In April 1997, the Company entered into an agreement with Nina Laserson Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of (i) termination of her employment by the Company other than for cause, (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.99 times Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Ms. Dunn. In addition, all stock options granted to Ms. Dunn would immediately vest and would become exercisable during the twelve
(12) month period following termination.

RETIREMENT/SAVINGS PLAN

     The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to the Company's Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 50% vested after the employee has completed three years of service, 75% vested after completion of four years of service, and 100% vested after completion of five years of service.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     On February 1, 1996, the Company established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Chief Executive Officer and the four most highly compensated executive officers of the Company. Pursuant to the SERP, the Company will provide retirement benefits to each key executive, based on years of service and final average annual compensation, as defined therein. In addition, the Company advances premiums for life insurance policies, which provide a death benefit equal to five times the participants' salary at time of death. In the event of a change in control, as defined therein, benefits become fully vested. The SERP is non-contributory and unfunded.

MEDICAL REIMBURSEMENT PLAN

     At the beginning of each calendar year, the Company accrues fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by such officers which are not covered under the Company's group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in such officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by the Company to the medical insurance carrier.





STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1996 Omnibus Plan to the Named Officers during the Company's last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                                                                  OF STOCK PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                         FOR OPTION TERM ($)
                          --------------------------------------------------    ------------------------------
                           NUMBER OF    % OF TOTAL
                          SECURITIES     OPTIONS
                          UNDERLYING    GRANTED TO    EXERCISE
                           OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION
         NAME             GRANTED(#)   FISCAL 1998     ($/SH)        DATE          0%       5%(a)      10%(a)
-----------------------   ----------   -----------    --------    ----------    --------   --------   --------
Mark S. Newman ........    20,000(b)       9.77%        $10.88       5/19/07    $ 59,900   $234,518   $502,264

Nina Laserson
 Dunn .................    30,000(c)      14.65%        $10.00       4/29/07    $116,250   $378,027   $779,645
                           20,000(d)       9.77%        $ 0.01       4/29/07    $277,300   $451,818   $719,564

Paul G. Casner ........    10,000(b)       4.88%        $10.88       5/19/07    $ 29,950   $117,259   $251,132

Stuart F. Platt .......    10,000(b)       4.88%        $10.88       5/19/07    $ 29,950   $117,259   $251,132

Richard Ross ..........    10,000(b)       4.88%        $10.88       5/19/07    $ 29,950   $117,259   $251,132


--------------

(a) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

(b) The options granted were for shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. The options, granted on May 20, 1997, become exercisable on the third anniversary of the date of grant.

(c) The options granted were for shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. The options, granted on April 30, 1997, were exercisable as to 20% upon date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of the grant.

(d) The options granted were for shares of the Company's Common Stock at an exercise price below fair market value of the Common Stock on the date of the grant. The options, granted on April 30, 1997, were exercisable as to 20% upon date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of the grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 1998 as well as the unexercised options to purchase the Company's Common Stock granted through March 31, 1998 under the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.




                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                         NUMBER OF                VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                                      MARCH 31, 1998              MARCH 31, 1998 ($) (a)
                                                                    -------------------        ----------------------------
                                        SHARES
                                      ACQUIRED ON      VALUE
                NAME                 EXERCISE (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
  -------------------------------    ------------  ------------  -----------   -------------   -----------    -------------
  Mark S. Newman ................         --             --         132,500        87,500       $1,319,381       $529,494

  Nina Laserson Dunn ............         --             --          10,000        40,000       $   78,710       $314,840

  Paul G. Casner ................         --             --          30,000        20,000       $  415,950       $ 70,625

  Stuart F. Platt ...............       5,000        $43,750         30,000        40,000       $  183,750       $193,125

  Richard Ross ..................         --             --          31,000        40,000       $  194,000       $193,125


----------------

(a) Based on the difference between the exercise price of each grant and the closing price on the American Stock Exchange-Composite Transactions of the Company's Common Stock on that date, which was $13.875.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the members of the Board's Executive Compensation Committee were Theodore Cohn, Donald C. Fraser, Mark N. Kaplan and Jack Rachleff. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm of which Mr. Kaplan is a director, provided legal services to the Company during its 1998 fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal 1998, the Compensation Committee established the compensation of the Chief Executive Officer of the Company. The bonus awards of the Named Officers in respect of the 1998 fiscal year were determined at a meeting of the Compensation Committee as constituted on May 20, 1998. See "The Board of Directors and Certain Committees." In determining the individual elements of compensation, the Compensation Committee strives to enable the Company to attract and retain key executives critical to the long-term success of the Company and each of its subsidiaries, provide compensation opportunities which are comparable to those offered by similar companies, reward long-term strategic management and the enhancement of stockholder value and create a performance-oriented environment.

     In order to meet the foregoing objectives, the Compensation Committee has attempted to design and choose components of compensation. The Compensation Committee consulted with Compensation Resources, Inc. to assist in this process and provide competitive information, advice, documentation and recommendations relating to compensation issues. Compensation packages consist of cash, certain benefits and equity-based compensation. The Company's compensation provides for competitive base salaries which reflect individual performance, level of responsibility and are based on compensation paid by companies of relatively similar size in the same industry as that of the Company. Annual bonuses, when given, are linked to the financial performance of the Company and its subsidiaries as a whole, job performance and the meeting of specified goals. Also included are plans which reward the enhancement of long-term values to the Company's stockholders. The other components of the Company's compensation focus on both short-term and long-term performance, rewarding profitability and growth in stockholder value and delivering competitive levels of compensation.

     The compensation of the Chief Executive Officer was based on the policies described above. The Chief Executive Officer's compensation for the fiscal year ending March 31, 1998 was based on a comparison of compensation provided to chief executive officers and other members of senior management of companies of relatively similar size within the same industry as that of the Company. The bonus award for fiscal 1998 was computed on the basis of a formula that applied a weighted performance factor to a target award established for the Chief Executive Officer's salary level. The weighted performance factor was derived as a result of the Chief Executive Officer's achievement of certain Company and individual performance targets including, but not limited to, the achievement of a certain level of consolidated earnings before interest and income taxes for fiscal 1998.

     For fiscal 1998, the Chief Executive Officer recommended the compensation, including the bonus awards, for the other Named Officers, based on substantially the same criteria as described above. Bonus awards for the other Named Officers were computed by the Committee on a similar basis as that used for the Chief Executive Officer using specific target awards that had been established for each individual's salary level.

     The Compensation Committee has not formally addressed the restrictions under Section 162(m) of the Internal Revenue Code because the Compensation Committee does not anticipate paying compensation to its executive officers in an amount to which Section 162(m) would apply.

       Mark N. Kaplan, Chairman
       Theodore Cohn
       Donald C. Fraser
       Jack Rachleff

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the AMEX Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems. Prior to the start of the Company's 1997 fiscal year, the Company had two classes of common stock:
Class A Common Stock and Class B Common Stock. At the start of the Company's 1997 fiscal year, the Class A Common Stock and the Class B Common Stock were reclassified into a single class of stock, the Common Stock. The information in the line graph for the cumulative total stockholder return on the Company's Common Stock for fiscal years prior to the 1997 fiscal year represents the weighted average of the cumulative total stockholder returns for both the Class A Common Stock and the Class B Common Stock for those fiscal years.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

               AMONG DRS TECHNOLOGIES, INC. ("DRS") COMMON STOCK,
                     AMEX MARKET INDEX AND PEER GROUP INDEX


                         1993     1994      1995      1996      1997      1998
                         ----     ----      ----      ----      ----      ----
DRS Common Stock .....   100    106.919   150.190   225.190   301.442    446.072
AMEX Market Index ....   100    103.049   108.683   131.394   132.704    150.156
Peer Group ...........   100    116.047   131.613   186.758   175.326    246.392

-----------

* Assumes that the value of the investment in DRS Common Stock and each index was $100 on April 1, 1993 and that all dividends were reinvested.

                             STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to submit a proposal for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. Such proposal must be received by the Company at its offices at 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on February 27, 1999.

     The Advance Notice Provisions of the By-Laws provide that stockholders are required to give advance notice to the Company of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The Advance Notice Provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the Advance Notice Provisions.

     The Advance Notice Provisions further provide that, for business to be properly introduced by a stockholder of the Company where such business is not specified in the notice of meeting or brought by or at the direction of the Board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The Chairman of the Board may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.

                              SOLICITATION EXPENSES

     The costs of this solicitation will be paid by the Company. Proxies will be solicited principally by mail, but some telephone, telegraph or personal solicitations of stockholders may be made by officers and employees of the Company. Officers or employees of the Company who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of pocket expenses in connection with the solicitation. The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.

                                     GENERAL

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1998 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                          By Order of the Board of Directors,


                                          /s/ NINA LASERSON DUNN
                                          --------------------------------
                                          NINA LASERSON DUNN
                                          Secretary

  Dated: July 2, 1998

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

     1. Page 15 contains a description in tabular form of a graph entitled "Performance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Amex Market Index and the Peer Group for the period of five years commencing April 1, 1993 and ending March 31, 1998, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                             DRS TECHNOLOGIES, INC.

              Proxy Solicited in Behalf of the Board of Directors
        For the Annual Meeting of Stockholders to Be Held August 5, 1998


     The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on August 5, 1998, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                         ---

================================================================================

1. To approve the election of all       [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to
   director nominees listed below:          (except as marked to the                vote for all nominees
                                            contrary below)                         listed below

(INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below.)

Nominees: Stuart F. Platt, William F. Heitmann and Eric J. Rosen


2. To approve the Auditor Ratification.  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                                     (continued on reverse side)
================================================================================

                         (continued from reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.


                                      Date: ____________________________________

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature of joint holder, if any


                                      Please sign as your name appears on the
                                      left. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

================================================================================

             PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.